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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
CCC Information Services Group Inc.

  We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-93544) of White River Corporation of our report dated January 21, 1998 except as to Note 15 which is as of February 10, 1998, relating to the consolidated financial statements of CCC Information Services Group Inc. (a subsidiary of White River Corporation) and its Subsidiaries which report appears on page F-28 of White River Corporation's Form 10-K/A for the year ended December 31, 1997.

                                          Price Waterhouse LLP

Chicago, Illinois

May 22, 1998